NovaStar Financial Announces Third-Quarter Results

Earnings Rise as Loan Portfolio Grows and Cost Efficiencies are Realized

KANSAS CITY, Mo. – November 7, 2005 – NovaStar Financial, Inc. (NYSE: NFI), a residential lender and mortgage Real Estate Investment Trust, today reported $34.6 million net income available to common stockholders in the third quarter of 2005, up 52 percent from $22.7 million a year earlier. Earnings per share available to common stockholders were $1.12 in the third quarter, a 26 percent increase from $0.89 a year earlier, on a larger number of shares outstanding in the current period.

As announced in September, the Board of Directors declared a common stock dividend of $1.40 per share, to be paid November 22, 2005, to common stockholders of record as of November 8, 2005.

In addition, the Board of Directors declared a quarterly dividend of $.55625 per share on its 8.90% Class C Cumulative Redeemable Preferred Stock to holders of record as of December 1, 2005, payable on December 30, 2005.

“We made progress during the quarter in growing production, lowering costs, and managing risks in the portfolio,” said Scott Hartman, Chief Executive Officer.

Among other highlights of third-quarter 2005 performance:

•	NovaStar originated a record $2.8 billion in loans, up 14 percent from the year-earlier quarter.
•	Portfolio of loans under management grew 27 percent to $14.1 billion at September 30, 2005.
•	Portfolio net interest income was $63.4 million, up 68 percent from a year earlier.
•	Annualized return on common equity was 28 percent, vs. 32 percent a year earlier.

Greg Metz, Senior Vice President and Chief Financial Officer, commented: “Our third quarter results, in the face of a challenging interest rate environment, reinforce the benefits of our financially disciplined business strategy. Cost control and production efficiency will continue to be a primary focus as we move into 2006. However, even with our cost control initiatives, we expect cost of production to rise in the fourth quarter due to an anticipated seasonal decrease in loan volume.”

Dividend Guidance

Consistent with previous guidance, NovaStar’s management believes that dividends declared for common stockholders during calendar 2005 will total $5.60 per share. Through the third quarter, three common stock dividends totaling $4.20 per share have been declared, and management expects a fourth-quarter dividend to be declared on or about December 14, 2005. The amount and timing of future dividends are determined by the Board of Directors based on REIT tax requirements and business trends at the time, so this dividend guidance is subject to change as necessary.

On September 14, 2005, NovaStar declared a $1.40 common dividend payable on November 22, 2005. With this declaration, the company declared dividends that completed the distribution of its 2004 taxable income. Going forward, NovaStar intends to retain REIT status, which requires the company to declare dividends equal to, or in excess of, 90 percent of its 2005 taxable income by the filing of the company’s 2005 federal tax return. Estimated taxable income available to stockholders year-to-date in 2005 has been $229 million (see table).

Dividend Carry-over Analysis
(In millions)

Estimated 2005 REIT Taxable Income through September 30, 2005	$ 229
Less: 2005 dividend declarations applied to 2005 taxable income	(32)
Estimated 2005 REIT Taxable Income Remaining to be Distributed	$ 197

Mortgage Banking

NovaStar originated $2.8 billion in nonconforming loans, the highest quarter on record and an increase of 14 percent from the third quarter of 2004.

“NovaStar Mortgage has taken several actions to bring down our cost of wholesale origination, achieving a reduction of more than 60 basis points from first quarter levels. Continued progress on this front will enable our mortgage lending operations to continue producing high quality assets for our portfolio while maintaining a respectable level of profitability,” said Lance Anderson, President and Chief Operating Officer.

Nonconforming loans originated in the quarter had a weighted-average coupon of 7.5 percent, with a weighted-average FICO credit score of 632 and an average loan-to-value ratio of 81.6 percent.

The average cost of wholesale production was 2.16 percent in the quarter, down from 2.79 percent in the first quarter and 2.41 percent in the third quarter of 2004. About 73 percent of third-quarter originations came from independent mortgage brokers, 17 percent through retail offices and 10 percent from correspondent lenders.

Portfolio Management

Loans under management grew to $14.1 billion at September 30, 2005, with a third-quarter annualized average return on those assets of 1.82 percent. Net interest income on the portfolio was $63.4 million in the third quarter, an increase of 68 percent from a year earlier. NovaStar securitized $2.1 billion in nonconforming loans in the third quarter in support of the portfolio. The company also sold approximately $490 million in nonconforming loans to other financial institutions.

“NovaStar expanded our loan portfolio to $14 billion in the quarter, while continuing to limit our exposure to rising interest rates and credit risk. As of September, we estimate the duration of our managed loan portfolio at 0.19% while maintaining deep mortgage insurance on 51% of portfolio assets,” said Mike Bamburg, Senior Vice President and Chief Investment Officer.

Third quarter earnings in accordance with generally accepted accounting principles (GAAP) included mark to market pretax gains of $5.8 million relating to hedging instruments and impairments of $8.3 million in the valuation of securities. Accounting rules for portfolio-related transactions can introduce volatility in quarterly GAAP earnings as a result of market movements in interest rates, but NovaStar employs hedging to mitigate risk and manage the portfolio in the interest of long-term shareholder value.

Liquidity and Borrowing Capacity

NovaStar maintained strong liquidity and raised additional capital in the third quarter to fund the growth of its portfolio. As of September 30, 2005, NovaStar had borrowing capacity of $3.5 billion from major lenders. Cash and available liquidity totaled $264 million.

Focus on Key Metrics

In addition to full reporting under GAAP, NovaStar provides information on key performance metrics related to stockholder value:

Summary of Key Performance Metrics

	Third Quarter			Nine Months Ended September 30
(In thousands, except per share data)	2005	2004	Change	2005	2004	Change

Earnings (GAAP)
Net Income available to common	$34,630	$22,725	52%	$106,026	$86,338	23%
EPS available to common (diluted)	$1.12	$0.89	26%	$3.60	$3.40	6%
Return on average equity	25.5%	26.9%		45.1%	53.8%
Return on average common equity	28.0%	31.6%		50.8%	57.4%

REIT Taxable Income & Dividends
Est. REIT taxable income	$67,793	-	-	$228,701	-	-
Est. REIT taxable income per common share	$2.20	-	-	$7.44	-	-
Dividends declared per common share	$1.40	$1.40	0%	$4.20	$4.10	2%

Lending & Originations
Nonconforming loan production	$2,779,316	$2,427,412	14%	$7,084,799	$6,189,332	14%
Cost of wholesale production (a)	2.16%	2.41%		2.44%	2.49%

Portfolio Performance
Portfolio loans under management	$14,094,048	$11,073,505	27%	$14,094,048	$11,073,505	27%
Portfolio net interest income	$63,438	$37,650	68%	$162,388	$107,821	51%
Portfolio return on average assets	1.82%	1.48%		1.63%	1.61%

Common Stock Data
High market price per share	$42.55	$48.69		$49.88	$70.32
Low market price per share	$30.50	$37.29		$30.50	$28.75
Book value per common share (diluted)	$15.52	$11.61	34%	$15.52	$11.61	34%

(a) As required by Regulation G, a reconciliation of cost of production to the most directly comparable GAAP financial measure is set forth in the table attached as Exhibit 1 to this press release.

Core Earnings

In addition to GAAP earnings, NovaStar evaluates quarterly performance using core earnings, a management measure that adjusts net income and EPS to exclude quarterly timing differences due to the accounting treatment of hedging and mortgage loans. Core earnings for the quarter were $29.2 million, or $0.94 per diluted share.

Core Earnings (Adjusted from GAAP) (a)
	Third Quarter
(In millions, except per share data)	2005	2004	Change

Core earnings (Net income excluding hedging gain/loss)	$29.2	$33.1	-12%
Core earnings per share available to common shareholders, fully diluted	$0.94	$1.30	-28%

(a) As required by Regulation G, a reconciliation of core earnings to the most directly comparable GAAP financial measure is set forth in the table attached as Exhibit 2 to this press release.

Investor Conference Call

The NovaStar third quarter investor conference call is scheduled for 10:00 a.m. Central time (11:00 a.m. Eastern time) on November 8, 2005. The conference call will be webcast live and archived on the company's website at www.novastarmortgage.com. To participate in the call, please contact 888-202-2422 approximately 15 minutes before the scheduled start of the call. A copy of the presentation slides will be available on the website by 9:00 a.m. Central time (10:00 a.m. Eastern time). For investors unable to participate in the live event, a replay will be available until November 15 at 888-203-1112. The confirmation code for the replay is 5593124.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, sells, invests and services residential nonconforming loans. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, including quarterly portfolio data, please visit our website at www.novastarmortgage.com.

Certain matters discussed in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate sufficient liquidity on favorable terms; the size and frequency of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts, changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations and the impact of new local, state or federal legislation or regulations or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us; the impact of losses resulting from natural disasters; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our 2004 Annual Report on Form 10-K. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

CONTACT:

NovaStar Financial, Inc.

Jeffrey A. Gentle, 816-237-7424 (Investor Relations)

or

Mike Enos, 816-237-7597 (Press)

Exhibit 1

The following table is a reconciliation of overhead costs included in our cost of wholesale production to general and administrative expenses, presented in accordance with accounting principles generally accepted in the United States of America (GAAP) and the resulting cost of production. The reconciliation does not address premiums paid to brokers since they are deferred at origination under GAAP and recognized when the related loans are sold or securitized. We believe this presentation provides useful information regarding our financial performance because it more accurately reflects the direct costs of loan production and allows us to monitor the performance of our core operations, which is more difficult to do when looking at GAAP financial statements, and provides useful information regarding our financial performance. Management uses this measure for the same purpose. However, this presentation is not intended to be used as a substitute for financial results prepared in accordance with GAAP.

Cost of Wholesale Production

(dollars in thousands, except total cost of wholesale production as a percentage)

	For the Nine Months		For the Three Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
General and administrative expenses	$172,685	$157,130	$55,887	$54,597
Mortgage portfolio management general and
administrative expenses	(11,928)	(5,424)	(4,174)	(1,820)
Branch operations general and administrative
expenses	(39,537)	(53,255)	(13,315)	(19,112)
Consolidation eliminations	-	10,013	-	5,093
Mortgage lending and loan servicing general and
administrative expenses	121,220	108,464	38,398	38,758
Direct origination costs classified as a reduction in
gain-on-sale	33,214	33,674	11,787	12,930
Costs of servicing	(25,185)	(17,191)	(8,531)	(6,264)
Other lending expenses	(22,743)	(31,717)	(7,390)	(11,237)
Wholesale overhead costs	106,506	93,230	34,264	34,187
Premium paid to broker, net of fees collected	40,703	40,139	15,459	14,823
Total cost of wholesale production (A)	$147,209	$133,369	$49,723	$49,010

Wholesale production, principal	$6,032,713	$5,366,646	$2,301,254	$2,035,128
Total cost of wholesale production, as a percentage	2.44%	2.49%	2.16%	2.41%

(A) Includes loans originated through NovaStar Home Mortgage, Inc. and purchased by our wholesale division in NovaStar Mortgage, Inc. Only the costs borne by our wholesale division are included in the total cost of wholesale production.

Exhibit 2

NovaStar Financial, Inc.

Reconciliation of GAAP Income to Core Income

(Dollars in thousands, except per share data)

	2003		2004				2005
	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q

GAAP Net Income Available to Common Shareholders	$ 25,108	$ 35,208	$ 29,650	$ 33,963	$ 22,725	$ 22,787	$ 33,540	$ 37,856	$ 34,630

Mark to Market adjustment of Derivative Instruments - previous qtr.	$ (2,116)	$ (4,506)	$ 103	$ (4,331)	$ 7,783	$ (2,572)	$ 2,675	$ 3,370	$ (3,278)
Mark to Market adjustment of Derivative Instruments - current qtr.	4,506	(103)	4,331	(7,783)	2,572	(2,675)	(3,370)	3,278	(2,171)
Adjustment to Compute Core Income	2,390	(4,609)	4,433	(12,114)	10,355	(5,247)	(695)	6,648	(5,448)

Core Income Available to Common Shareholders	$ 27,498	$ 30,599	$ 34,083	$ 21,849	$ 33,080	$ 17,540	$ 32,845	$ 44,504	$ 29,181

Fully Diluted GAAP EPS	$ 1.09	$ 1.45	$ 1.17	$ 1.34	$ 0.89	$ 0.85	$ 1.19	$ 1.29	$ 1.12
Fully Diluted Core EPS	1.19	1.26	1.35	0.86	1.30	0.65	1.17	1.52	0.94

Fully Diluted Shares	23,049	24,342	25,274	25,377	25,455	26,937	28,111	29,295	30,962

Core income is not a measure of income in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP income less net unrealized gains/losses on trading account derivatives, plus unrealized gains/losses on trading account derivatives from the previous reporting period. Management believes that core income can provide relevant information regarding the current earnings power of the firm.

At the end of a reporting period, the company holds mortgage loans awaiting securitization. The company also holds derivative instruments, used to hedge interest rate risk in the mortgage loans. GAAP accounting standards require these mortgage loans to be carried on the balance sheet at the lower of cost or market, and any gain taken upon sale (usually in the following quarter). However, changes in value of the derivatives are recognized through the income statement. This creates a timing difference when the asset and hedge gain/loss are recognized in different periods.

The company's core income measure attempts to match the change in value of mortgage loans awaiting securitization with the change in value of derivative instruments used to hedge interest rate risk. Core income, as defined by the company, excludes current period valuation adjustments to derivatives in its trading account and includes valuation adjustments to derivatives in its trading account from the prior reporting period. This adjustment to GAAP income essentially moves the gain/loss in its trading account derivatives into the following period, when the mortgage loans being hedged are sold through securitization.

NovaStar Financial, Inc.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

(dollars in thousands)

(unaudited)

	For the Three Months Ended			For the Nine Months Ended
	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004
NovaStar Financial Inc. Income Statement Data
Interest income	$88,083	$71,131	$59,789	$221,269	$163,824
Interest expense	25,044	17,022	14,350	58,673	35,800
Fee income	14,722	14,460	12,747	44,221	40,235
Gains on sales of mortgage assets	10,829	32,570	46,415	61,784	123,369
Gains (losses) on derivative instruments	6,522	(7,848)	(19,536)	13,275	(17,819)
Impairment on mortgage securities available-for-sale	(8,328)	(126)	(2,575)	(10,066)	(8,692)
General and administrative expenses	55,887	60,206	54,597	172,685	157,130
Income before tax expense (benefit)	34,118	36,629	27,684	108,315	108,150
Income tax expense (benefit)	(2,750)	(2,995)	(269)	(4,710)	9,664
Income from continuing operations	36,868	39,624	27,953	113,025	98,486
Loss from discontinued operations, net of income tax	(575)	(105)	(3,565)	(2,010)	(7,547)
Preferred dividends	(1,663)	(1,663)	(1,663)	(4,989)	(4,601)
Net income available to common shareholders	34,630	37,856	22,725	106,026	86,338

Basic earnings per share
Income from continuing operations available to common
shareholders	$1.15	$1.31	$1.05	$3.71	$3.77
Loss from discontinued operations, net of income tax	$(0.02)	$-	$(0.14)	$(0.07)	$(0.30)
Net income available to common shareholders	$1.13	$1.31	$0.91	$3.64	$3.47
Diluted earnings per share
Income from continuing operations available to common
shareholders	$1.14	$1.29	$1.03	$3.67	$3.70
Loss from discontinued operations, net of income tax	$(0.02)	$-	$(0.14)	$(0.07)	$(0.30)
Net income available to common shareholders	$1.12	$1.29	$0.89	$3.60	$3.40
Dividends declared per common share	$1.40	$1.40	$1.40	$4.20	$4.10
Dividends declared per preferred share	$0.56	$0.56	$0.56	$1.68	$1.55
Book value per diluted share	$15.52	$16.29	$11.61	$15.52	$11.61

	As of
	9/30/2005	6/30/2005	9/30/2004
NovaStar Financial, Inc. Balance Sheet Data
Mortgage loans - held for sale	$1,231,280	$1,074,108	$1,026,776
Mortgage loans - held in portfolio	42,480	48,569	65,833
Mortgage securities - available for sale	541,948	543,911	462,487
Total assets	2,230,345	2,149,092	1,894,857
Borrowings	1,531,891	1,443,152	1,414,184
Stockholders' equity	557,385	580,619	376,125

	For the Three Months Ended			For the Nine Months Ended
	9/30/2005	6/30/2005	9/30/2004	9/30/2005	9/30/2004
Other Data:
Servicing portfolio	$14,094,048	$13,607,366	$11,073,505	$14,094,048	$11,073,505
Loans sold for cash - Non-conforming wholesale	$490,067	$227,195	$-	$717,262	$-
Loans securitized	$2,140,171	$1,649,289	$2,759,716	$5,889,460	$5,829,804
Percent of securitized loans covered by mortgage insurance	51%	48%	45%	51%	45%
Weighted average coupon of mortgage loans - held for sale	7.6%	7.5%	7.6%	7.6%	7.6%

NovaStar Financial, Inc.

LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Three Months Ended
		As a %		As a %		As a %
	9/30/2005	of Total	6/30/2005	of Total	9/30/2004	of Total
Non-conforming loan origination volume
Non-conforming
Wholesale	$2,036,262	73%	$1,828,166	78%	$1,561,414	64%
Correspondent/Bulk	266,926	10%	127,720	5%	286,513	12%
Retail	476,128	17%	401,746	17%	579,485	24%
Total non-conforming production volume	$2,779,316	100%	$2,357,632	100%	$2,427,412	100%

# of funding days in the quarter	64		64		64
Average originations per funding day	$43,427		$36,838		$37,928

Retail production volume
Non-conforming
Sold to non-affiliates	$131,148	17%	$151,226	21%	$514,949	29%
Held by NMI	476,128	62%	401,746	56%	579,485	33%
Total non-conforming	$607,276	79%	$552,972	77%	$1,094,434	62%

Conforming	166,457	21%	160,988	23%	671,711	38%

Total retail production volume	$773,733	100%	$713,960	100%	$1,766,145	100%

	For the Three Months Ended 9/30/05
	Weighted	Weighted	Weighted
	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total

Summary by Credit Grade
660 and above	6.98%	82.6%	701	33%
620 to 659	7.32%	82.2%	640	25%
580 to 619	7.65%	81.6%	600	21%
540 to 579	8.20%	80.4%	559	14%
539 and below	8.73%	77.6%	528	7%

	7.50%	81.6%	632	100%

Summary by Program Type
2-Year Fixed	7.79%	82.4%	611	54%
2-Year Fixed IO	6.90%	81.7%	661	22%
3-Year Fixed	7.26%	77.7%	619	1%
3-Year Fixed IO	6.72%	79.8%	663	1%
5-Year Fixed	7.04%	77.9%	659	0%
5-Year Fixed IO	6.63%	76.9%	672	0%
15-Year Fixed	7.80%	74.3%	649	2%
30-Year Fixed	7.09%	75.5%	642	13%
30-Year Fixed IO	6.69%	76.9%	663	1%
Other Products	9.81%	94.3%	669	5%
MTA	1.71%	77.4%	706	1%

	7.50%	81.6%	632	100%
Weighted Average Coupon Excluding MTA	7.57%